Project Order #1

Statement of Work

Submitted by

IonIdea Ukraine
107/2 Krylova/Angarskaya Str
Simferopol, Crimea-95001, Ukraine
Phone: +38 (0652) 549-500, +1 703-277 3160
Fax: 38 (0652) 549-504
URL: http://www.ionidea.ua

February 1, 2009

Extranome Inc – Project Order #1 Statement Of Work

Table of Contents

1	Statement of Work	3
2	Scope of work	3
3	Expectations from Vendor	4
4	Expectations from Client	4
5	Intellectual Property	4
6	Change Management	5
7	Plan and Schedule	5
8	Pricing	5
9	Terms and Conditions	5
10	Support Files

IonIdea Proprietary – Confidential

Extranome Inc – Project Order #1 Statement Of Work

1	Statement of Work

This Statement of Work for Project Order #1 (“Project Order #1”) is made and entered into as of this 1st day of February 2009 (the “Effective Date”), by and between IonIdea Ukraine (hereinafter referred to as "Vendor"), and Extranome Inc, (hereinafter referred to as “Client”) (collectively, the “Parties”). This Project Order #1 is governed by the terms and conditions set forth herein and in the Agreement # soft.2/11012008 from November 1, 2008.  In the event of a conflict between the Agreement # soft.2/11012008 from November 1, 2008 and this Project Order #1, the terms and conditions of this Project Order #1 shall prevail.

2	Scope of work

1.
The scope of work is defined in the separate Software Requirements Specifications (SRS), technical part defined as part of design documentation (DD) and all time lines and milestones are defined by LOE and Project Plans per agreed scope of work.

Volume of works in February 2009:

MySymptomsAway (former MyPainAway)

Scope 2.
Create three new Specialized Pain Tracking Systems intended for management specialized forms of pains: MyMigraineAway, MyAsthmaAway, MyDiarrheaAway, according to following Design Document

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Design Document

Customer:  BAETA Corp
Project:  MyPainAway
Components: WEB, SWA, Firmware
Scope:  2.0

Objectives
Based on the current version of MyPainAway (Web 1.2.27, SWA 1.3.5, Firmware 3.1.1), create three new Specialized Pain Tracking Systems intended for management next forms of pain:

•	Migraine; trademark is MyMigraineAway

•	Asthma; trademark MyAsthmaAway

•	Diarrhea; trademark MyDiarrheaAway

The purpose of this document is to describe the changes that should be made for MyPainAway Pain Tracking System components to create a line of MySymtomsAway products.

System Architectures
Architecture for all new systems will be the same as for MayPainAway except following:

•	Each system should run on standalone Web Server within unique domain name

•
Each system should have own database to store Patients’ and Physicians’ accounts and to store Patients’ pain events and Physicians’ censuses. The data for separate systems should not intersect but structure of databases should be the same.

•	Each system should provide a separate setup program to install its own Internet Gateway Software (Client).

•	The functionality and electronics of Patients’ Hand-Held Counters are the same for all systems but devices should not be mixed between different systems.

•	Each system should be integrated in Be-Alive Portal as standalone product.

•	Level of Distress Assignment Algorithms and accordingly the report charts for MyMigraineAway, MyAsthmaAway and MyDiarrheaAway do not match the MyPainAway.

Component and element changes

Logos

Report Charts
There will be only one report type to display. It is a modified MyPainAway “Telemetric View” report. The users should be able to obtain reports for Day, for Week and for Month periods.

•	Daily Report

This report type displays the chronology of pain events felt by user for one day. Each grid’s cell represents a minute. The “pain” cells are drawn by “product” color and they should be clickable to allow the user to input short comments (100 characters or less) about event.

Each product will have thematic set of comments and user will select appropriate one from drop down list.

•	Weekly Report
Hour cells should display the total events taken place within that hour and cell should be clickable to navigate a user to the Daily Report.

•	Monthly Report
Hour cells should display the total events taken place within that hour and cell should be clickable to navigate a user to the Daily Report.

Printable form for this report kind will have a Portrait orientation.

Hand-Held Counter
Functionality of the HHC is the same for all systems but each system SHOULD allow communications (registration, report uploading, etc.) only with “own” kind of device.

Electronics
No modifications should be done.

Firmware

Variant #1
Use the unique USB Product Descriptor for each kind of button.  This will allow the Internet Gateway Software HID Monitor to recognize “own” buttons and skip communications with others. No changes of Communication Protocol have to be done, but MC has to be flashed with “product” firmware before soldering and cannot be used to assembly the other products.

Note: It looks that MC’s onboard re-flashing cannot be used due restrictions of design a PCB and device’s case.

 The following descriptors will be assigned for each product:

Product	Product Descriptor	Image file name

MyPainAway	“HHC” (not changed)	hhc_v3-1.hex (not changed)

MyMigraineAway	“HHC-Migraine”	hhc-migraine_v3-1.hex

MyAsthmaAway	“HHC- Asthma”	hhc-asthma_v3-1.hex

MyDiarrheaAway	“HHC-Diarrhea”	hhc-diarrhea_v3-1.hex

Three new Configurations will be added to AVR Studio project. Each configuration will define a macro definition “–DPRODUCT=product-name” used to construct the String Descriptor above.

Variant #2
Expand Communication Protocol with new commands to perform a post-manufacture tuning of device (like writing the property MANUFACTURE_DEVICE_SERIAL_NUMBER into device). There will be one universal firmware hex file to flash into MC.  The new property is PRODUCT_ID. Property’s values are:

•	MyPainAway = 0, set by default in hex file.

•	MyMigraineAway = 1

•	MyDiarrheaAway = 2

•	MyAsthmaAway =3

The Internet Gateway Software HID Monitor will additionally query device’s PRODUCT_ID to recognize own devices. The access to property is read/write but end users will not be allowed to change it.

Internet Gateway Software

Configuration
Following properties of config.properties file should be modified:

•	“vid.pids” for each new product should be expanded with the Product Descriptor. In this case the HID Monitor will be able to recognize “own” devices.

Product	Property value

MyPainAway	0x16c0/0x05dc/HHC,0x03eb/0x201d/HHC

MyMigraineAway	0x16c0/0x05dc/HHC-Migraine,0x03eb/0x201d/HHC-Migraine

MyAsthmaAway	0x16c0/0x05dc/HHC-Migraine,0x03eb/0x201d/HHC- Asthma

MyDiarrheaAway	0x16c0/0x05dc/HHC-Migraine,0x03eb/0x201d/HHC-Diarrhea

•	“web.host” should point to the host address where the web service will run

Product	Property value

MyPainAway	www.mypainaway.com

MyMigraineAway	www.mymigraineaway.com (new)

MyAsthmaAway	www.myasthmaaway.com (new)

MyDiarrheaAway	www.mydiarrheaaway.com (new)

UI changes
•	MyPainAway logos on all frames should be replaced with particular image of product logo.

•	All resources that contain a “MyPainAway” should be changed to use a parametric replacement technique via MsgUtils.getProductName().

•
Each running product will put own instance of icon into the tray.  The color of cross will be depicted by “Product” color. The icon background will be color gray for patient software and color orange for physician software.

MyPainAway

MyAsthmaAway

MyDiarrheaAway

MyMigraineAway

Setup scripts
Six new Inno Setup scripts should be created to build installations of Patient and Practitioner Software:

•	BAT_MyAsthmaAwayPatient.iss

•	BAT_MyAsthmaAwayPractitioner.iss

•	BAT_MyMigraineAwayPatient.iss

•	BAT_MyMigraineAwayPractitioner.iss

•	BAT_MyDiarrheaAwayPatient.iss

•	BAT_MyDiarrheaAwayPractitioner.iss

Executable files
The executable files for new applications will be MyMigraineAway.exe, MyAsthmaAway.exe, MyDiarrheaAway.exe. The name of mutex for product application will be unique to allow running the separate products at the same time (e.g. on the physician PC).

Web Application

Configuration and Resources
•	All resources that contain a “MyPainAway” should be modified to use a parametric replacement technique via MsgUtils.getProductName().

•	A new configuration property “product.name” should be added to “deployment.properties” to address real product name.

Marketing Pages
Textual content of marketing pages should be modified to introduce a Patient with abilities of specialized product. Layout for marketing pages will be the same as for MyPainAway but a color scheme will tuned to use a “Product” colors.

Business Logic Classes
No modifications should be made.

JSP changes
All hardcodes of “MyPainAway” should be replaced with a Struts tag <bean:message>

Deployment and hosting
Each MySymtomsAway product will be hosted at standalone server under product domain. The deployment procedure is the same as for MyPainAway.

Ant Build Configuration
•	Three new build.properties files (“asthma.build.properties”, “migraine.build.properties”, “diarrhea.build.properties”) will be created to hold build time parameters for each product.

•	“product.id” parameter should match with Be-Alive Portal configuration for each new product.

•	“product.name” parameter will be added to address product name

Development and design.

MyHealthID

•	Redesign and implement the marketing/home pages according to unified concept for Baeta’s marketing pages.
•	Bug fixing.
•	Build and deploy v0.2 to QA

2.	Vendor submits work hours for the client’s approval and issues an invoice to the client.

3.	All changes in the estimate effort will be promptly addressed to the client and awaited for an approval.

4.	The project will be performed at IonIdea Ukraine’s facilities.

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Extranome Inc – Project Order #1 Statement Of Work

3	Expectations from IonIdea Ukraine

1.	All Vendor personnel will be provided with a computer having a configuration adequate to perform their respective tasks.

2.	Vendor will furnish weekly status reports. These reports will be based on the tasks assigned to and performed by them.

3.
Vendor will bring to the notice of Client any issue, technical or otherwise that may be a potential risk to the task to be performed and will keep Client informed of the remediation steps taken to mitigate such risks.

4.	Vendor’s team will interact closely with the Client at all stages of the Project.

5.	Vendor will recommend changes to the environment, including the usage of newer releases of the system and framework software, if it can justify that such changes will result in a better end product.

6.	Vendor will ensure that the work they do can be verified and audited.

7.	Vendor will provide all required environment for the work and support by IT&S team for smooth development as needed unless dedicated resources required.

4	Expectations from Client

1.	Client will determine the prioritization of the tasks to be performed.

2.	Client will provide all assistance required in the understanding of the scope during the entire length of the Project.

3.
Client will cover, after mutual agreement, all costs for specific software, systems, machines, technologies and licenses which are not part of standard development tools and technologies and specific to Extranome Inc. work.

4.	Client will cover all travel related expenses and travel allowance at actual costs if this is required and approved by Extranome Inc.

5.	Client will dedicate team is going to provide detail weekly status reports and time sheets for an approval.

5	Intellectual Property

Intellectual Property of all work undertaken on behalf of Client shall vest with Extranome Inc.

IonIdea Proprietary – Confidential

Extranome Inc – Project Order #1 Statement Of Work

6	Change Management

Once a design document has been approved by Client, all changes in the scope of work will have to be approved by both parties after due consideration to the impact that it may have on the schedule and effort. Such changes may result in the financial considerations for the Project to be revised.

7	Plan and Schedule

The plan for developing of the application as stated in the section Scope of Work is as follows:

1.	IonIdea Ukraine will have assigned software engineers and designers for the projects personnel at their own premises.

2.	All work will be performed based on separate Software Requirements Specifications and Project Plans.

8	Pricing

The statement of work performs as time and materials (T&M) agreement with initial team of:

•	1 Technical Lead / Senior Software Developer

•	1 Graphic Designer

•	1 Software Engineer

The cost of initial team is $10,000 per month. The costs covers costs of labor, base work environment and license costs. All specific to the project licenses, machines, parts or equipment are additional to this cost.

Any additional resources are subject to separate agreement or $25 per hour with prior agreement to the customer.

9	Terms and Conditions

The work is based on 40 hours week, 12 months a year excluding official holidays and vacations, from 10:00am EEST to 7:00pm EEST (2am EST/EDT to 12:00pm EST/EDT) schedule. All vacation and holidays will be communicated to the Client in advance and if this is required - Vendor will provide adequate replacement during the member(s) leave of absence.

IonIdea Proprietary – Confidential

Extranome Inc – Project Order #1 Statement Of Work

Extranome, Inc	IonIdea Ukraine

Alexander Gak Extranome, Inc. 253 Warren Av Fort Lee, NJ 07024 tel: 917.921.3745
Tatyana Proskurina
CEO by IonIdea Ukraine
107/2 Krylova/Angarskaya Str.,
Simferopol, Crimea
95001, Ukraine
Tax Id 32100511
Bank: CRIMEAN BRANCH OPEN JOINT
STOCK COMPANY RAIFFEISEN BANK
AVAL
SWIFT CODE: AVALUAUKSIM
Account: 2600212572

IonIdea Proprietary – Confidential